Exhibit 10.4

NINTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

LINEAGE LOGISTICS HOLDINGS, LLC

a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of [____], 2024

i

Exhibits List
Exhibit A	EXAMPLES REGARDING ADJUSTMENT FACTOR	A-1

Exhibit B	NOTICE OF EXCHANGE	B-1

Exhibit C	UNIT DESIGNATION – SERIES A PREFERRED UNITS	C-1

NINTH AMENDED AND RESTATED OPERATING AGREEMENT OF

LINEAGE LOGISTICS HOLDINGS, LLC

THIS NINTH AMENDED AND RESTATED OPERATING AGREEMENT OF Lineage Logistics Holdings, LLC (the “Company”), dated as of [____], 2024 (the “Effective Date”), is made and entered into by and among the Company, Lineage OP, LP, a Maryland limited partnership, as a member and as managing member of the Company, and the Persons identified as the Members on the books and records of the Company.

RECITALS

A. The Company was formed as a limited liability company under the Act on November 30, 2011.

B. Prior to the Effective Time, the Company was governed by the Eighth Amended and Restated Operating Agreement of the Company, effective as of [____], 2024 (as amended, the “Prior Agreement”).

C. The Company serves as the main operating entity for Lineage, Inc., a Maryland corporation and a real estate investment trust (“Lineage REIT”), and Lineage OP, LP, a Maryland limited partnership that is also the operating partnership of Lineage REIT (“Lineage OP”).

D. On the Effective Date, Articles of Conversion were filed with the State Department of Assessments and Taxation of the State of Maryland and a Certificate of Conversion was filed with the Secretary of State of the State of Delaware with an effective time of 12:30 p.m., Eastern Time (the “Effective Time”), to convert Lineage OP (formerly known as BG LLH Intermediate, LLC) to a Maryland limited partnership and change its name to Lineage OP, LP.

E. The requisite approvals for all amendments reflected herein have been received.

F. The Managing Member and the Members hereby amend and restate the Prior Agreement in its entirety as set forth herein and agree to continue the Company as a Delaware limited liability company in accordance with the Act.

G. This Ninth Amended and Restated Operating Agreement of Lineage Logistics Holdings, LLC (as hereafter amended, restated, modified, supplemented or replaced, this “Agreement”) supersedes and replaces the Prior Agreement in its entirety effective as of the Effective Time.

H. As of the Effective Time, all of the Company’s outstanding membership interests have been reclassified into either Company Common Units, Series A Preferred Units or OPEUs. The Series A Preferred Units and the OPEUs are currently expected to be a temporary class with a limited existence as set forth herein or in its respective Unit Designation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time.

“Actions” has the meaning set forth in Section 7.7(a) hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Member” means a Person who is admitted to the Company as a member pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the books and records of the Company.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Company Year or other applicable period, after giving effect to the following adjustments:

(a)

increase such Capital Account by any amounts that such Member is obligated to restore pursuant to this Agreement upon liquidation of such Member’s LLC Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)	decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Company Year or other applicable period.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a)

the Managing Member (i) makes a distribution to all holders of its outstanding OP Units wholly or partly in OP Units, (ii) splits or subdivides its outstanding OP Units or (iii) effects a reverse split or otherwise combines its outstanding OP Units into a smaller number of OP Units, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of OP Units issued and outstanding on the record date for such distribution, split, subdivision, reverse split or combination (assuming for such purposes that such distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of OP Units (determined without the above assumption) issued and outstanding on the record date for such distribution, split, subdivision, reverse split or combination;

(b)

the Managing Member distributes any rights, options or warrants to all holders of its OP Units to subscribe for or to purchase or to otherwise acquire OP Units, or other securities or rights convertible into, exchangeable for or exercisable for OP Units, at a price per unit less than the Value of an OP Unit on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of OP Units issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of OP Units purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of OP Units issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (A) the numerator of which is the maximum number of OP Units purchasable under such Distributed Rights times the minimum purchase price per OP Unit under such Distributed Rights and (B) the denominator of which is the Value of an OP Unit as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights became exercisable), to reflect a reduced maximum number of OP Units or any change in the minimum purchase price for the purposes of the above fraction; and

(c)

the Managing Member shall distribute to all holders of its OP Units evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by the Managing Member pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (i) the numerator of which shall be such Value of an OP Unit as of the record date and (ii) the denominator of which shall be the Value of an OP Unit as of the record date less the then fair market value (as determined by the Managing Member, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one OP Unit.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of LLC Interests to the extent that the Company makes or effects any correlative distribution or payment to all of the Members holding LLC Interests of such class or series, or effects any correlative split or reverse split in respect of the LLC Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the Recitals.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

“Assignee” means a Person to whom an LLC Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, the amount of any applicable cash or other property or assets of the Company that the Managing Member, in its sole discretion, determines is available for distribution by the Company, taking into account such factors as the Managing Member deems necessary, advisable or appropriate in its sole discretion, including any actual or anticipated expenses, liabilities, obligations, costs and commitments relating to the conduct of the business of the Company. Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Beneficial Ownership” means ownership of an LLC Interest by a Person that is or would be treated as a direct or indirect owner of such LLC Interest through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have correlative meanings.

“Board of Directors” means the Board of Directors of Lineage REIT.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Member, the capital account maintained by the Managing Member for such Member on the Company’s books and records in accordance with the following provisions:

(a)

To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or Section 6.4 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)

From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or Section 6.4 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(c)

In the event any interest in the Company is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Company for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)

In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)

The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Member pursuant to Article 13 hereof upon the dissolution of the Company. The Managing Member may, in its sole discretion, (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of Lineage REIT now or hereafter authorized other than a REIT Share.

“Certificate” means the Certificate of Formation of the Company filed under the Act in the Office of the Delaware Secretary of State for the purpose of forming the Company as a Delaware limited liability company and any duly authorized, executed and filed amendments or restatements thereof.

“Charitable Beneficiary” means one or more beneficiaries of the Trust as determined pursuant to Section 15.15(i)(vi); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Closing Price” has the meaning set forth in the definition of “Value.”

“COD Income” has the meaning set forth in Section 6.3(b) hereof.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the Introduction.

“Company Common Unit” means a fractional, undivided share of the LLC Interests of all Members issued pursuant to Section 4.1 and Section 4.2 hereof, but does not include any Company Preferred Unit, OPEU or any other Company Unit specified in a Unit Designation as being other than a Company Common Unit.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain,” and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Preferred Unit” means a fractional, undivided share of the LLC Interests of a particular class or series that the Managing Member has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Company Common Units and OPEUs.

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall generally be the same as the record date established by the Managing Member for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Unit” means a Company Common Unit, a Company Preferred Unit, an OPEU, any other class of unit described in any Unit Designation or any other unit of the fractional, undivided share of the LLC Interests that the Managing Member has authorized pursuant to Section 4.2 hereof.

“Company Vote” has the meaning set forth in Section 11.2(e) hereof.

“Company Year” has the meaning set forth in Section 9.2 hereof.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the Managing Member” means the Consent of the sole Managing Member, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the Managing Member in its sole and absolute discretion.

“Consent of the Managing Member and Members” means, subject to and except as set forth in any Unit Designation, the Consent of the Managing Member and the Consent of a Majority in Interest of the Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Managing Member or the Members in their sole and absolute discretion; provided, however, that, solely with respect to any action taken pursuant to Section 7.3(b) and Section 14.2, if any such action affects only certain classes or series of LLC Interests, “Consent of the Managing Member and Members” means the Consent of the Managing Member and the Consent of a Majority in Interest of the Members of the affected classes or series of LLC Interests.

“Consent of the Members” means, subject to and except as set forth in the any Unit Designation, the Consent of a Majority in Interest of the Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Member in its sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of LLC Interests, “Consent of the Members” means the Consent of a Majority in Interest of the Members of the affected classes or series of LLC Interests.

“Constructive Ownership” means ownership of an LLC Interest by a Person that is or would be treated as a direct or indirect owner of such LLC Interest through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have correlative meanings.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

“Contributing Holder” has the meaning set forth in Section 15.1(a) hereof.

“Controlled Entity” means, as to any Member, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Member or such Member’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Member or such Member’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Member or its Affiliates are the managing partners and in which such Member, such Member’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Member or its Affiliates are the managers and in which such Member, such Member’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9(b) hereof.

“Depreciation” means, for each Company Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Individual” has the meaning set forth in Section 10.3(a) hereof.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for Federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for Federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Domestically Controlled Qualified Investment Entity” means a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

“Effective Date” has the meaning set forth in the Introduction.

“Effective Time” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excepted Holder” means the Managing Member, Lineage REIT and any other Person for whom an Excepted Holder Limit is created by the Managing Member pursuant to Section 15.15(g).

“Excepted Holder Limit” means for each Excepted Holder the percentage limit (or limitation on the number of Company Units held) established pursuant to Section 15.15(g), which limit may be expressed as a percentage of the capital interests or profit interests in the Company. The Excepted Holder Limit for each of the Managing Member and Lineage REIT shall be 100%.

“Exchange” has the meaning set forth in Section 15.1(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Exchanged Units” has the meaning set forth in Section 15.1(a) hereof.

“Expense Reimbursement and Indemnification Agreement” means the Expense Reimbursement and Indemnification Agreement, dated as of [____], 2024, by and among the Company, BG Lineage Holdings, LLC, BG Lineage Holdings LHR, LLC and Bay Grove Management Company, LLC.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3(b)(ii) hereof.

“Funding Debt” means any Debt incurred by or on behalf of the Managing Member for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)

The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution, as determined by the Managing Member and agreed to by the contributing Person.

(b)

The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(i)

the acquisition of an additional interest in the Company (including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.2 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii)	the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company;

(iii)	the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)

the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company; and

(v)	at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)

The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the Managing Member; provided, however, that if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)

The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)

If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Member or (b) an Assignee owning an LLC Interest.

“Incapacity” or “Incapacitated” means: (a) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage such Member’s person or such Member’s estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (iii) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above, (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Member or for all or any substantial part of the Member’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Member’s consent or acquiescence of a trustee, receiver or Liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (a) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (i) the present or any former Managing Member or manager of the Company or (ii) a present or former officer of the present or any former Managing Member or manager, or a present or former director or officer of the Company or of the present or any former Managing Member or manager, and (b) such other Persons (including Affiliates or employees of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Individual” means an “individual” within the meaning of Section 542(a)(2) of the Code, but not including a qualified trust subject to the look-through rule of Section 856(h)(3)(A)(i) of the Code.

“IRS” means the Internal Revenue Service.

“Lineage OP” has the meaning set forth in the Recitals.

“Lineage REIT” has the meaning set forth in the Recitals.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“LLC Interest” means a membership interest in the Company held by either a Member or the Managing Member and includes any and all benefits to which the holder of such membership interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of LLC Interests. An LLC Interest may be expressed as a number of Company Common Units, Company Preferred Units, OPEUs or other Company Units; however, notwithstanding that the Managing Member, and any Member may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their LLC Interests), the LLC Interest held by the Managing Member or any other Member and designated as being of a particular class or series shall not be deemed to be a separate class or series of LLC Interests from an LLC Interest having the same designation as to class and series that is held by any other Member solely because such LLC Interest is held by the Managing Member or any other Member having different rights and privileges as specified under this Agreement. An LLC Interest may be expressed as a number of Company Common Units, Company Preferred Units, OPEUs or other Company Units.

“Majority in Interest of the Members” means the Managing Member and Members holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Members entitled to Consent to or withhold Consent from a proposed action, voting together as a single class. For purposes of calculating Percentage Interest in connection with this definition, each OPEU will be equivalent to one Company Common Unit.

“Managing Member” means Lineage OP, LP for so long as it remains a managing member of the Company, and/or any of its successors and assigns that become a managing member of the Company, in each case, that is admitted from time to time to the Company as a managing member, and has not ceased to be a managing member, pursuant to the Act and this Agreement, in such Person’s capacity as a managing member of the Company.

“Managing Member Interest” means the entire LLC Interest held by the Managing Member hereof, which LLC Interest may be expressed as a number of Company Common Units, Company Preferred Units or any other Company Units.

“Market Price” has the meaning set forth in the definition of “Value.”

“Member” means any Person that is admitted from time to time to the Company as a member, and has not ceased to be a Member pursuant to the Act and this Agreement, of the Company, including any Substituted Member or Additional Member, in each case in such Person’s capacity as a member of the Company.

“Member Interest” means an LLC Interest of a Member in the Company representing a fractional part of the LLC Interests of all Members and includes any and all benefits to which the holder of such an LLC Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Member Interest may be expressed as a number of Company Common Units, Company Preferred Units, OPEUs or other Company Units.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) for the phrase “partner nonrecourse deductions.”

“Net Income” or “Net Loss” means, for each Company Year or other applicable period, an amount equal to the Company’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)

Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)

In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)

Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)

In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Company Year or other applicable period;

(f)

To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)

Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 or Section 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase OP Units, excluding grants under any equity plan, or (b) any Debt issued by the Managing Member that provides any of the rights described in clause (a).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Company Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Exchange” means the Notice of Exchange substantially in the form of Exhibit B attached to this Agreement.

“OP Agreement” means the limited partnership agreement of the Managing Member.

“OP Common Unit” means an OP Unit that is classified as a “Partnership Common Unit” in the OP Agreement.

“OP Common Units Amount” means a number of OP Common Units equal to the product of (a) the number of Exchanged Units and (b) the Adjustment Factor.

“OP Unit” means a unit of the Managing Member, but shall not include any class or series of the Managing Member classified after the date of this Agreement.

“OP Units Amount” means, with respect to each affected Company Unit as of any date of determination, the same amount for each affected Company Unit that would be paid to any partner of the Managing Member pursuant to the OP Agreement to redeem a single OP Common Unit pursuant to such OP Common Unit’s redemption rights in the OP Agreement.

“OPEU” means a fractional, undivided share of the LLC Interests of all Members issued pursuant to Section 4.1 and Section 4.2 hereof designated as an “OPEU” having the rights, preferences, privileges and obligations set forth for OPEUs in this Agreement, but does not include any Company Common Unit, Company Preferred Unit or any other Company Unit specified in a Unit Designation as being other than an OPEU.

“Partnership Representative” has the meaning set forth in Section 10.3(a) hereof.

“Percentage Interest” means, with respect to each Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Units of all classes and series held by such Member and the denominator of which is the total number of Company Units of all classes and series held by all Members; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Company Units of a specified class or series (or specified group of classes and/or series) held by such Member and the denominator of which is the total number of Company Units of such specified class or series (or specified group of classes and/or series) held by all Members.

“Permitted Transfer” means, with respect to any Member and any LLC Interest: (a) the Transfer of all or part of such LLC Interest to any Family Member of such Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate; or (b) a Pledge all or any portion of its LLC Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged LLC Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge as collateral or security for a bona fide loan or other extension of credit, which may include a Transfer of a pledged LLC Interest in connection with the exercise of remedies under such loan or extension of credit.

“Prior Agreement” has the meaning set forth in the Recitals.

“Prohibited Owner” means, with respect to any purported transfer of LLC Interests, any Person that, but for the provisions of Section 15.15(i), would Beneficially Own or Constructively Own LLC Interests.

“Properties” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Property” means any one such asset or property.

“Put Option Agreement” means the Put Option Agreement, dated as of [____], 2024, by and among BG Lineage Holdings, LLC, Lineage REIT, the Company and Lineage OP.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Member Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Managing Member.

“Register” has the meaning set forth in Section 4.1 hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4(a)(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Qualification Date” means such date as the Managing Member shall determine is necessary or advisable for the Company in connection with an election by a REIT Subsidiary to be taxed as a REIT to ensure that the REIT Subsidiary satisfies the REIT qualification requirements under Section 856 of the Code.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of Lineage REIT (and its successors and assigns), $0.01 par value per share, but shall not include any class or series of Lineage REIT’s common stock classified after the date of this Agreement.

“REIT Subsidiary” means any REIT in which the Company owns, directly or indirectly, an equity interest.

“REIT Subsidiary Ownership Limit” means not more than a 9.8% capital interest or profits interest in the Company. The capital interest or profits interest represented by any Member’s Company Units shall be determined by the Managing Member in good faith, which determination shall be conclusive for all purposes hereof.

“Restriction Termination Date” means the last date, subsequent to the REIT Qualification Date, on which the Company owns, directly or indirectly, any equity interest in a REIT Subsidiary, or such other date as may be determined by the Managing Member in its sole discretion.

“Safe Harbors” has the meaning set forth in Section 11.3(c) hereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Series A Preferred Units” means the series of Company Preferred Units designated as “Series A Preferred Units” and described in the Unit Designation – Series A Preferred Units included as Exhibit C.

“Specified Exchange Date” means the fifteenth (15th) Business Day after the receipt by the Managing Member of a Notice of Exchange.

“Stockholder Meeting” means a meeting of the holders of REIT Shares convened for the purpose of conducting a Stockholder Vote as contemplated in Section 11.2(e) hereof.

“Stockholder Vote” has the meaning set forth in Section 11.2(e) hereof.

“Stockholder Vote Transaction” has the meaning set forth in Section 11.2(e) hereof.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a member or any “taxable REIT subsidiary” of the Managing Member in which the Company owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize Lineage REIT’s status as a REIT or any Lineage REIT Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to the Act and (a) Section 11.4 hereof or (b) pursuant to any Unit Designation.

“Surviving Company” has the meaning set forth in Section 11.2(b)(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.5(a) hereof.

“Tax Matters Partner” has the meaning set forth in Section 10.3(c) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company, in any case, not in the ordinary course of the Company’s business.

“Termination Transaction” has the meaning set forth in Section 11.2(b) hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include any Exchange of OPEUs for OP Common Units pursuant to Section 15.1. The terms “Transferred” and “Transferring” have correlative meanings.

“Trust” means any trust for the exclusive benefit of one or more Charitable Beneficiaries, as provided for in Section 15.15(a)(ii).

“Trustee” means the Person not affiliated with the Company and any Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

“Unit Designation” has the meaning set forth in Section 4.2(b) hereof.

“Value” means, with respect to an OP Unit, a measurement equivalent to, on any date of determination, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding such date of determination (except that the Market Price for the trading day immediately preceding the date of exercise of a stock option under any equity plan shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the Board of Directors.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Company was originally formed by the filing of a Certificate of Formation on November 31, 2011 with the Secretary of State of the State of Delaware. The Members hereby continue the Company under the Act indefinitely, and for the purposes and upon the terms and conditions hereinafter set forth unless the Company is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The LLC Interest of each Member shall be personal property for all purposes.

Section 2.2 Name. The name of the Company is “Lineage Logistics Holdings, LLC.” The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The words “Limited Liability Company,” “LLC,” “Ltd.” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the principal office of the Company in the State of Delaware is located at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle, or such other place within the State of Delaware as the Managing Member may from time to time designate, and the resident agent of the Company in the State of Delaware is a Delaware corporation, or such other resident of the State of Delaware as the Managing Member may from time to time designate. The principal office of the Company is located at 46500 Humboldt Drive, Novi, Michigan 48377, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member may from time to time designate.

Section 2.4 Power of Attorney.

(a) Each Member and Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or an entity in which the members will have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the

Managing Member or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (E) all instruments relating to the admission, acceptance, resignation, withdrawal, removal or substitution of any Member pursuant to the terms of this Agreement or the Capital Contribution of any Member; and (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to LLC Interests; and

(ii) subject to a Member’s consent rights provided by this Agreement, execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Person’s LLC Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Member and Assignee hereby agrees to be bound by any representation made by the Managing Member or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator, taken in good faith under such power of attorney. Each Member and Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4(b), no Member shall incur any personal liability for any action of the Managing Member or the Liquidator taken under such power of attorney.

Section 2.5 LLC Interests Are Securities. All LLC Interests shall be securities within the meaning of, and governed by, (a) Article 8 of the Delaware Uniform Commercial Code and (b) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (a) to engage in all lawful transactions and business activities as may be determined from time to time by the Managing Member, (b) to acquire, own, invest in, manage and/or dispose of any assets, entities, interests or investments of any kind, (c) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement, (d) to conduct the Company’s business directly or through one or more Subsidiaries, partnerships, joint ventures, business trusts, limited liability companies, other entities or arrangements, and (e) to do anything necessary, appropriate, proper, advisable, incidental to or convenient for any or all of the foregoing.

Section 3.2 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property and any other property or assets.

Section 3.3 Limited Liability Company Only for Purposes Specified. The Company is a limited liability company existing pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred (a) pursuant to and as limited by the terms of this Agreement and the Act or (b) pursuant to a separate contract between any of such Persons.

Section 3.4 Representations and Warranties by the Members.

(a) Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (ii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary is a direct or indirect member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary is a direct or indirect member, (iii) such Member’s ownership of LLC Interests does and will not cause any Individual to Beneficially Own more than 9.8% of the value of the outstanding capital stock or other equity interests in any REIT Subsidiary, (iv) such Member’s Beneficial Ownership or Constructive Ownership of LLC Interests does not and will not result in any REIT Subsidiary failing to qualify as a REIT (including as a result of causing any REIT Subsidiary to constructively own, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), (v) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, and (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is an individual shall not be subject to the ownership restrictions set forth in clauses (ii) or (iii) of the immediately preceding sentence to the extent such Member obtains the written Consent of the Managing Member prior to violating any such restrictions, which consent the Managing Member may give or withhold in its sole and absolute discretion. Each Member that is an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(b) Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member, but excluding the Managing Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary is a direct or indirect member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary or (II) any partnership, venture or limited liability company of which the Company, any REIT Subsidiary or any Disregarded Entity with respect to the Company or any REIT Subsidiary is a direct or indirect member, (iv) such Member’s ownership of LLC Interests does and will not cause any Individual to Beneficially Own more than 9.8% of the value of the outstanding capital stock or other equity interests in any REIT Subsidiary, (v) such Member’s Beneficial Ownership or Constructive Ownership of LLC Interests does not and will not result in any REIT Subsidiary failing to qualify as a REIT (including as a result of causing any REIT Subsidiary to constructively own, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), and (vi) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is not an individual shall not be subject to the ownership restrictions set forth in clauses (iii) or (iv) of the immediately preceding sentence to the extent such Member obtains the written Consent of the Managing Member prior to violating any such restrictions, which consent the Managing Member may give or withhold in its sole and absolute discretion. Each Member that is not an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(c) Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

(d) The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(e) Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the Managing Member may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Member (including, without limitation any Additional Member or Substituted Member or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Unit Designation applicable to the Company Units held by such Member or (ii) a separate writing addressed to the Company and the Managing Member.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Members. The Members have heretofore made Capital Contributions to the Company. Except as provided by law or in Sections 4.2, 4.3, or 10.4 hereof, the Members shall have no obligation or, except with the prior Consent of the Managing Member, right to make any additional Capital Contributions or loans to the Company. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number, class and series of Company Units of each Member, and such other information as the Managing Member may deem necessary or desirable (the “Register”). The Register shall not be part of this Agreement. The Managing Member shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Company Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Register without any need to obtain the consent or approval of any other Member. No action of any Member shall be required to amend or update the Register. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 4.2 Issuances of LLC Interests. The Company may create and issue LLC Interests of any class, series or kind, as determined by the Managing Member. Subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation:

(a) Classes of LLC Interests. As of the Effective Time, the Company has the following authorized, issued and/or outstanding classes of LLC Interests:

(i) Company Common Units. The Company Common Units are Company Units with the rights, preferences, privileges and obligations set forth in this Agreement.

(ii) OPEUs. The OPEUs are Company Units with the rights, preferences, privileges and obligations set forth in this Agreement.

(iii) Other Classes. The Company has each additional class of Company Units identified in a Unit Designation that exists as of the Effective Time, with the rights, preferences, privileges and obligations set forth in this Agreement as modified by such Unit Designation.

(b) General. The Managing Member is hereby authorized to cause the Company to issue additional LLC Interests, in the form of Company Units, for any Company purpose, at any time or from time to time, to the Members (including the Managing Member) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Company Units (i) upon the conversion, redemption or exchange of any Debt, Company Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company,(v) upon the contribution of property or assets to the Company, or (vi) to the Managing Member upon the Exchange of OPEUs for OP Common Units of the Managing Member. Any additional LLC Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Company Units) as shall be determined by the Managing Member, in its sole and absolute discretion without the approval of any Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”), without the approval of any Member or any other Person. Without limiting the generality of the foregoing, the Managing Member shall have authority to specify: (A) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of LLC Interests; (B) the right of each such class or series of LLC Interests to share (on a pari passu, junior or preferred basis) in Company distributions; (C) the rights of each such class or series of LLC Interests upon dissolution and liquidation of the Company; (D) the voting rights, if any, of each such class or series of LLC Interests; and (E) the conversion, redemption or exchange rights applicable to each such class or series of LLC Interests. Except as expressly set forth in any Unit Designation or as may otherwise be required under the Act, an LLC Interest of any class or series other than a Company Common Unit or OPEU shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional LLC Interest, the Managing Member shall update the Register and the books and records of the Company as appropriate to reflect such issuance. All parties hereto are deemed to approve the terms of each Unit Designation entered into in accordance with this Agreement.

(c) Issuances to the Managing Member. No additional Company Units shall be issued to the Managing Member unless (i) the additional Company Units are issued to all Members holding Company Common Units and OPEUs in proportion to their respective Percentage Interests in Company Common Units and OPEUs, collectively, (ii) (A) the additional Company Units are (I) Company Common Units issued in connection with an issuance of OP Units and/or REIT Shares, or (II) OPEUs (other than Company Common Units) issued in connection with an issuance of OP Units, New Securities or other interests in the Managing Member, and (B) the Managing Member contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such OP Units, preferred equity of the Managing Member, New Securities or other interests in the Managing Member, (iii) the additional Company Units are issued upon the conversion, redemption or exchange of Debt, Company Units or other securities issued by the Company, (iv) the additional Company Units are issued pursuant to Sections 4.3(b), 4.3(e) or 4.4, (v) the additional Company Units are issued pursuant to the exercise of rights set forth in the Put Option Agreement, or (vi) the additional Company Units are issued pursuant to an exchange described in Section 15.1.

(d) No Preemptive Rights. Except as expressly provided in this Agreement, in any Unit Designation or in the Put Option Agreement, no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any LLC Interest.

(e) Reclassification of Company Units. Except as otherwise set forth in a Unit Designation, with the Consent of the Managing Member and the Member holding the applicable Company Unit of any class, such Company Unit may be reclassified as a Company Unit of any other class, provided that such reclassification does not have a material adverse impact on the other Company Units. The reclassification of any Company Unit does not constitute a redemption or issuance of any Company Unit for purposes of this Agreement (but this sentence shall not be deemed to describe or impact the tax treatment of any such reclassification for U.S. federal income tax purposes or otherwise). The foregoing shall not be deemed to describe or impact the tax treatment of any such reclassification for U.S. federal income or other tax purposes.

Section 4.3 Additional Funds and Capital Contributions.

(a) General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Company Units or for such other purposes as the Managing Member may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Member or any other Person.

(b) Additional Capital Contributions. The Managing Member, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Company Units (as set forth in Section 4.2 above) in consideration therefor and the Percentage Interests of the Managing Member and the Members shall be adjusted to reflect the issuance of such additional Company Units.

(c) Loans by Third Parties. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than the Managing Member (but, for this purpose, disregarding any Debt that may be deemed incurred to the Managing Member by virtue of clause (iii) of the definition of Debt)) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable or exchangeable for Company Units, OP Units or REIT Shares; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(d) Managing Member Loans. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to the Managing Member if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the Managing Member, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(e) Issuance of Securities by the Managing Member. The Managing Member shall not issue any additional OP Units or New Securities unless the Managing Member contributes the cash proceeds or other consideration received from the issuance of such additional OP Units or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Company in exchange for Company Common Units; provided, however, that notwithstanding the foregoing, the Managing Member may issue OP Units or New Securities (i) pursuant to Section 4.4 hereof, (ii) pursuant to a dividend or distribution (including any stock split) of OP Units or New Securities to holders of OP Units or New Securities (as the case may be), (iii) upon a conversion, redemption, exchange or exercise of New Securities, (iv) in connection with an acquisition of Company Units or a property or other asset to be owned, directly or indirectly, by the Managing Member, (v) pursuant to the exercise of rights set forth in the Put Option Agreement, or (vi) pursuant to an exchange described in Section 15.1. In the event of any issuance of additional OP Units or New Securities by the Managing Member, and the contribution to the Company, by the Managing Member, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Managing Member shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Managing Member (which discount and expense shall be treated as an expense for the benefit of the Company for purposes of Section 7.4). In the event that the Managing Member issues any additional OP Units or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is expressly authorized to issue a number of Company Common Units to the Managing Member equal to the number of OP Units or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3(e) without any further act, approval or vote of any Member or any other Persons.

Section 4.4 Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member or the Company from adopting, modifying or terminating equity incentive plans for the benefit of employees, directors, consultants or other service providers of the Managing Member, the Company or any of their Affiliates or from issuing Company Common Units or New Securities pursuant to any such plans. The Managing Member may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire OP Unit, or the issuance of restricted OP Unit), whether taken with respect to or by an employee or other service provider of the Managing Member, the Company or its Subsidiaries, in a manner determined by the Managing Member, which may be set forth in plan implementation guidelines that the Managing Member may establish or amend from time to time. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, amendments to this Agreement may become necessary or advisable and that any approval or Consent to any such amendments requested by the Managing Member shall be deemed granted by the Members. The Company is expressly authorized to issue Company Units (a) in accordance with the terms of any such equity incentive plans, or (b) in an amount equal to the number of Company Common Units or New Securities issued pursuant to any such equity incentive plans, without any further act, approval or vote of any Member or any other Persons.

Section 4.5 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.6 Redemption or Repurchase of OP Units. If, at any time, any OP Units are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member or Lineage REIT, the Company shall, immediately prior to such redemption or repurchase of OP Units, redeem an equal number of Company Common Units held by the Managing Member upon the same terms and for the same price per Company Common Unit as such OP Units are redeemed or repurchased.

Section 4.7 Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such partner in cash and such Member had contributed the cash that the Member would have received to the capital of the Company. In addition, with the Consent of the Managing Member, one or more Members may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company (and/or a wholly-owned Subsidiary of the Company).

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation, the Managing Member may cause the Company to distribute such amounts, at such times, as the Managing Member may, in its sole and absolute discretion, determine, to the Holders as of any Company Record Date: (a) first, with respect to any Company Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Company Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class or as otherwise prescribed for that class on such Company Record Date); and (b) second, with respect to any Company Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Company Units, including pursuant to any applicable Unit Designation, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Company Record Date, or, with respect to a particular class, within that class as otherwise set forth in the applicable Unit Designation); it being agreed that the Company Common Units and the OPEUs will be treated as a single class for purposes of all distributions made pursuant to this

Agreement, with distributions being shared among all such Company Units pro rata in proportion to their respective Percentage Interests as if the Company Common Units and OPEUs were a single class with all Company Common Units and all OPEUs being equal to one another. Distributions payable with respect to any Company Units, other than any Company Units issued to the Managing Member in connection with the issuance of OP Units by the Managing Member, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Company Units were outstanding. The Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Lineage REIT’s qualification as a REIT, to cause the Company to distribute sufficient amounts in the order and priority set forth in this Section 5.1 as will enable the Managing Member to distribute sufficient amounts to Lineage REIT to enable Lineage REIT for so long as Lineage REIT has determined to qualify as a REIT, to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the Managing Member, eliminate any U.S. federal income or excise tax liability of Lineage REIT.

Section 5.2 Distributions in Kind. Except as expressly provided herein or in a Unit Designation, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. Except as expressly provided herein or in a Unit Designation, the Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the Managing Member shall not make a distribution in kind to any Holder unless (a) the Holder has been given ninety (90) days prior written notice of such distribution, (b) the Holder has waived such minimum notice, or (c) such distribution in kind is made in accordance with the terms of a Unit Designation applicable to the Company Units receiving such distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5 or any applicable Unit Designation, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Additional Company Units. In the event that the Company issues additional Company Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation, the Managing Member is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Company Units, including, without limitation, making preferential distributions to Holders of certain classes of Company Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Company Year as of the end of each such year, provided that the Managing Member may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Company Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

(a) General. Subject to the other provisions of this Article 6, for purposes of adjusting the Capital Accounts of the Members, the Net Income, Net Losses and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any Company Year shall be allocated among the Members in a manner such that the Adjusted Capital Account of each Member, immediately after making such allocation is, as nearly as possible, equal (proportionately) to the distributions that would be made to such Member pursuant to Section 13.2(a)(iv) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the asset securing such liability), and the net assets of the Company were distributed in accordance with Section 13.2(a)(iv) to the Members immediately after making such allocation; provided, however, that the Managing Member may adjust the allocations that are determined (without regard to this proviso) pursuant to this Section 6.2 if the Managing Member determines reasonably and in good faith that such adjustment is required to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, or to give economic effect to Articles 5, 7, 13 and the other relevant provisions of this Agreement.

(b) Allocations to Reflect Issuance of Additional LLC Interests. In the event that the Company issues additional LLC Interests to the Managing Member or any Additional Members pursuant to Section 4.2 or Section 4.3, the Managing Member shall make such revisions to this Section 6.2 or to Section 12.2(c) or Section 13.2(a) as it determines are necessary to reflect the terms of the issuance of such additional LLC Interests, including making preferential allocations to certain classes of LLC Interests, subject to the terms of any Unit Designation with respect to LLC Interests then outstanding.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Offsetting Allocations. Notwithstanding the provisions of Section 6.1 and Section 6.2(a), but subject to Section 6.3 and Section 6.4, in the event Net Income or items thereof are being allocated to a Member to offset prior Net Loss or items thereof which have been allocated to such Member, the Managing Member shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Member.

(b) CODI Allocations. Notwithstanding anything to the contrary contained herein, if any indebtedness of the Company encumbering the Properties contributed to the Company in connection with the Managing Member’s initial offering is settled or paid off at a discount, any resulting COD Income of the Company shall be specially allocated proportionately (as determined by the Managing Member) to those Holders that were partners in entities that contributed, or were deemed to contribute, the applicable Property to the Company in connection with such initial offering to the extent the number of Company Units received by such Holders in exchange for their interests in such entities was determined, in part, by taking into account the anticipated discounted settlement or pay-off of such indebtedness. For purposes of the foregoing, “COD Income” shall mean income recognized by the Company pursuant to Code Section 61(a)(12).

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Company Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4(a)(i) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Company Year shall be specially allocated (x) first, among the Holders of Company Common Units and OPEUs in accordance with their respective Percentage Interests with respect to Company Common Units and OPEUs and (y) thereafter, among the Holders of other classes of Company Units as determined by the Managing Member. Any Member Nonrecourse Deductions for any Company Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(iv) were not in the Agreement. It is intended that this Section 6.4(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Company Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s LLC Interest (including, the Holder’s interest in outstanding Company Preferred Units and other Company Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(v) and Section 6.4(a)(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Company Common Units and OPEUs in accordance with their respective Percentage Interests with respect to Company Common Units and OPEUs and (y) thereafter, among the Holders of other classes of Company Units as determined by the Managing Member, subject to the limitations of this Section 6.4(a)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated (x) first, among the Holders of Company Common Units and OPEUs in accordance with their respective Percentage Interests with respect to Company Common Units and OPEUs and (y) thereafter, among the Holders of other classes of Company Units as determined by the Managing Member, in each case in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.4(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 and Section 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b) Allocation of Excess Nonrecourse Liabilities. Excess nonrecourse liabilities within the meaning of Section 1.752-3(a)(3) of the Regulations may be allocated to a Holder up to the amount of built-in gain that is allocable to the Holder on Code Section 704(c) property or property for which reverse Code Section 704(c) allocations are applicable (where such property is subject to the nonrecourse liability to the extent that such built-in gain exceeds the gain described in Section 1.752-3(a)(2) of the Regulations with respect to such property). To the extent that the entire amount of the excess nonrecourse liability is not allocated under the prior sentence, the remaining amount of the excess nonrecourse liability shall be allocated under one of the other methods contained in Section 1.752- 3(a)(3) of the Regulations. Additionally, excess nonrecourse liabilities shall not be required to be allocated under the same method each year.

Section 6.5 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.2 and Section 6.3 hereof.

(b) Section 704(c) Allocations. Notwithstanding Section 6.5(a) hereof, Tax Items with respect to Property that is contributed to the Company with an initial Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the Managing Member; provided, however, that with respect to any “reverse” Code Section 704(c) allocations described in Section 1.704-3(a)(6)(i) of the Regulations, the Managing Member shall use the traditional method under Section 1.704-3(b) of the Regulations or the traditional method with curative allocations under Section 1.704-3(c) of the Regulations. Allocations pursuant to this Section 6.5(b) are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, including any Unit Designation, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. No Managing Member may be removed by the Members, with or without cause, except with the Consent of the Managing Member. Without limiting the other provisions of this Agreement, the Managing Member shall constitute a “manager” under the Act and shall have all of the rights and powers of a “manager” under the Act except as otherwise expressly provided in this Agreement. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any LLC Interest set forth in a Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Member, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Company, to exercise or direct the exercise of all of the powers of the Company and a managing member under the Act and this Agreement and to effectuate the purposes of the Company including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to the Holders in such amounts as will permit the Managing Member to make distributions to Lineage REIT as will permit Lineage REIT to prevent the imposition of any federal income tax on Lineage REIT (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit Lineage REIT to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations to conduct the activities of the Company;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii) the taking of any and all acts to ensure that the Company will not be classified as a “publicly traded partnership” under Code Section 7704;

(iv) subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity;

(v) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the assignment of any assets of the Company in trust for creditors or on the promise of the assignee to pay the debts of the Company, the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the Managing Member sees fit, including, without limitation, the financing of the operations and activities of the Managing Member, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member and/or the Company’s Subsidiaries) and the repayment of obligations of the Company, its Subsidiaries and any other Person in which the Company has an equity investment, and the making of capital contributions to and equity investments in the Company’s Subsidiaries;

(vi) the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(vii) the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Company’s operations or implement the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Company’s assets;

(viii) the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

(ix) the selection and dismissal of employees of the Company (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

(x) the maintenance of insurance (including, without limitation, directors and officers insurance) for the benefit of the Company and the Members (including, without limitation, the Managing Member);

(xi) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the Managing Member has an equity investment from time to time);

(xii) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii) the undertaking of any action in connection with the Company’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Company to such Persons);

(xiv) the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as the Managing Member may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(xv) the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(xvi) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(xvii) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii) the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest, pursuant to contractual or other arrangements with such Person;

(xix) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(xx) the issuance of additional Company Units in connection with Capital Contributions by Additional Members and additional Capital Contributions by Members pursuant to Article 4 hereof;

(xxi) an election to dissolve the Company pursuant to Section 13.1(b) hereof;

(xxii) the maintenance of the Register from time to time to reflect accurately at all times the Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance of Company Units, the admission of any Additional Member or any Substituted Member or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Register otherwise is authorized by this Agreement; and

(xxiii) the registration of any class of securities of the Company under the Securities Act or the Exchange Act, and the listing of any debt securities of the Company on any exchange.

(b) Each of the Members agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation, the Managing Member is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Company and to otherwise exercise any power of the Managing Member under this Agreement and the Act on behalf of the Company without any further act, approval or vote of the Members or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the Managing Member to the contrary, the taking of any action or the execution of any such document or writing by an officer of the Managing Member, in the name and on behalf of the Managing Member, in its capacity as the managing member of the Company, shall conclusively evidence (i) the approval thereof by the Managing Member, in its capacity as the managing member of the Company, (ii) the Managing Member’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Company, exercise the powers of the Company under this Agreement and the Act or effectuate the purposes of the Company, or any other determination by the Managing Member required by this Agreement in connection with the taking of such action or execution of such document or writing, and (iii) the authority of such officer with respect thereto.

(c) At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(d) At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, determines from time to time.

(e) The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Company and every Member: the amount of assets at any time available for distribution or the redemption of Company Common Units; the amount and timing of any distribution; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Member’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2(b), 6.3, 6.4 or 6.5; the Gross Asset Value of any Company asset; the Value of any OP Unit; the timing and amount of any adjustment to the Adjustment Factor; any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of LLC Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any LLC Interest; the number of authorized or outstanding Company Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 7.2 Certificate of Formation. The Managing Member may file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or an entity in which the members will have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Company may elect to do business or own property. Subject to the terms of Section 8.5(a) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited liability company (or an entity in which the members will have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3 Restrictions on Managing Member’s Authority.

(a) The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Members, and may not, without limitation:

(i) take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or

(ii) perform any act that would subject a Member to liability as a manager or to unlimited liability in any jurisdiction or any other liability except as provided herein or under the Act; or

(iii) subject to the terms set forth in any Unit Designation, enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (A) the Managing Member or the Company from performing its specific obligations under Section 15.1 hereof in full or (B) a Member from exercising its rights under Section 15.1 hereof to effect an Exchange in full, except, in either case, with the Consent of each Member affected by the prohibition or restriction.

(b) Except as provided in Section 7.3(c) hereof, the Managing Member shall not, without the prior Consent of the Managing Member and Members, amend, modify or terminate this Agreement; provided that with respect to any Unit Designation, such Unit Designation may only be amended in the manner set forth therein and the terms of this Section 7.3(b) shall not apply.

(c) Notwithstanding Section 7.3(b) and Section 14.2 hereof but subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation and subject to the rights of any Holder of any LLC Interest as set forth in Section 8.6, the Managing Member shall have the power, without the Consent of the Managing Member and Members or the consent or approval of any Member or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(ii) to reflect the admission, substitution, resignation or withdrawal of Members, the Transfer of any LLC Interest, the termination of the Company in accordance with this Agreement, and to update the Register in connection with such admission, substitution, resignation, withdrawal, Transfer or adjustment;

(iii) to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to set forth or amend the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the Holders of any additional LLC Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5 above);

(v) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state court or agency or contained in Federal or state law or the listing standards of any securities exchange upon which the Managing Member’s securities are then listed or admitted for trading;

(vi) (A) to reflect such changes as are reasonably necessary or appropriate for Lineage REIT to maintain its status as a REIT or to satisfy the REIT Requirements, or (B) to reflect the Transfer of all or any part of an LLC Interest among the Managing Member and any Disregarded Entity with respect to the Managing Member;

(vii) to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(viii) to reflect the issuance of additional LLC Interests in accordance with Section 4.2;

(ix) as contemplated by the last sentence of Section 4.4;

(x) to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or the Managing Member and which does not violate Section 7.3(d); and

(xi) to effect or facilitate a Termination Transaction that, in accordance with Section 11.2(b)(i) and/or (ii), does not require the Consent of the Members and preserves the rights of Members in respect of the OPEUs pursuant to Section 15.1.

(d) Notwithstanding Sections 7.3(b), 7.3(c) (other than as set forth below in this Section 7.3(d), or, with respect to a particular class or series of Company Units, except as otherwise set forth in the Unit Designation applicable to such class or series of Company Units) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the Consent of each Member adversely affected thereby, if such amendment or action would (i) convert a Member Interest in the Company into a Managing Member Interest (except as a result of the Managing Member acquiring such LLC Interest), (ii) adversely modify in any material respect the limited liability of a Member, (iii) alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article 5 or

Section 13.2(a)(iv) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3(c) (including clause (xi) thereof) and Article 6 hereof), (iv) alter or modify the Exchange rights set forth in Section 15.1 hereof, (v) alter or modify Section 11.2 hereof (except as permitted pursuant to clause (xi) of Section 7.3(c) hereof), (vi) subject to Section 7.8(i) remove the powers and restrictions related to REIT Requirements or permitting Lineage REIT to avoid paying tax under Code Sections 857 or 4981 contained in Section 7.1 and Section 7.3, or (vii) amend this Section 7.3(d), or, in each case for all provisions referenced in this Section 7.3(d), amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (viii) of Section 7.3(c) hereof). Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 7.4 Reimbursement of the Managing Member.

(a) The Managing Member shall not be compensated for its services as Managing Member of the Company except as provided in this Agreement (including the provisions of Article 5 and Article 6 hereof and the provisions of any applicable Unit Designation, in each case regarding distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member).

(b) Subject to Section 7.4(c) hereof, the Company shall be responsible for and shall pay all expenses relating to the Company’s, the Managing Member’s and Lineage REIT’s organization and the ownership of each of their assets and operations. The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. The Company shall be liable for, and shall reimburse the Managing Member, on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all sums expended in connection with the Company’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the Managing Member, Lineage REIT, or the Company that may provide for units, stock units, or phantom stock, pursuant to which employees of the Managing Member, Lineage REIT or the Company will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the Managing Member, Lineage REIT or their respective Affiliates, (iv) any expenses (other than the purchase price) incurred by the Managing Member in connection with the redemption or other repurchase of OP Units or the redemption or other repurchase of Capital Shares by Lineage REIT, (v) all costs and expenses of the Managing Member in connection with the preparation of reports and other distributions to its unitholders or to stockholders of Lineage REIT and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the Managing Member as a reporting company (including, without limitation, costs of filings with the SEC) or incurred in connection with Lineage REIT as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the Managing Member in connection with Lineage REIT’s operating as a REIT, (vii) all costs and expenses of the Managing Member in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Company or its assets or activities and (viii) all costs and expenses, if any, of the Managing Member in connection with the entry into any reimbursement or indemnification agreement by the Managing Member or its Subsidiaries; provided, however, that the amount of any reimbursement to the Managing Member shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 7.5 hereof. The Members acknowledge that all such expenses of the Managing Member are deemed to be for the benefit of the Company. Such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof. The Company and the Managing Member will also be authorized to cause any expenses that would otherwise be paid or borne by the Company to instead be paid or borne by one or more of the Company’s Subsidiaries.

(c) To the extent practicable, Company expenses and expenses of the Managing Member and Lineage REIT shall be billed directly to and paid by the Company or one or more of its Subsidiaries, and if and to the extent any reimbursements to the Managing Member, Lineage REIT or any of their respective Affiliates by the Company or any of its Subsidiaries pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Member’s Capital Accounts.

Section 7.5 Outside Activities of the Managing Member. The Managing Member shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of LLC Interests, (b) the management of the business and affairs of the Company, (c) the operation of the Managing Member as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company or its assets or activities, and (f) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the Managing Member pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further, that the Managing Member may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company so long as the Managing Member takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Company, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the Managing Member. Nothing contained herein shall be deemed to prohibit the Managing Member from executing guarantees of Company debt. Any LLC Interests acquired by the Managing Member shall be automatically converted into a Managing Member Interest comprised of an identical number of Company Units with the same terms as the class or series so acquired. Any Affiliates of the Managing Member may acquire Member Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Member relating to such Member Interests.

Section 7.6 Transactions with Affiliates.

(a) The Company may lend or contribute funds to, and borrow funds from, Persons in which the Company has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

(b) Except as provided in Section 7.5 hereof, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c) The Managing Member and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms and conditions established by the Managing Member in its sole and absolute discretion.

(d) The Managing Member, in its sole and absolute discretion and without the approval of the Members or any of them or any other Persons, may propose and adopt (on behalf of the Company or its Subsidiaries) employee benefit plans funded by the Company or its Subsidiaries for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Managing Member, the Company or any of the Company’s Subsidiaries.

(e) Notwithstanding anything to the contrary set forth in this Agreement, any transaction entered into by and among the Managing Member, the Company and their respective Subsidiaries, as applicable, in connection with the initial public offering of the REIT Shares and related formation transactions is hereby approved by all Members.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Company shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Company to indemnify or advance funds to any Indemnitee (A) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the Managing Member or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (B) in connection with one or more Actions or claims brought by the Company or involving such Indemnitee if such Indemnitee is found liable to the Company on any portion of any claim in any such Action.

(b) Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7(b) that the Company indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(b). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(b) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither the Managing Member nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

(c) To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(d) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(e) The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(f) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or the Managing Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

(g) In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(h) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(i) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) Any obligation or liability whatsoever of the Managing Member which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing Member or the Company only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the Managing Member’s directors, equityholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

(k) It is the intent of the parties that any amounts paid by the Company to the Managing Member pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

(l) Notwithstanding anything to the contrary in this Section 7.7: (i) the Company shall have the power to purchase and maintain insurance on behalf of any Indemnitee and any such other Person as the Managing Member shall determine in accordance with Section 7.7(e) and accordingly, obligations of the Company or its Affiliates shall in each case be secondary to the obligations of any of their insurers; and (ii) nothing in this Section 7.7 shall limit any right of any Person pursuant to the Expense Reimbursement and Indemnification Agreement even if inconsistent with this Section 7.7 in any respect.

Section 7.8 Liability of the Managing Member.

(a) To the maximum extent permitted under the Act, the only duties that the Managing Member owes to the Company, any Member or any other Person (including any creditor of any Member or assignee of any LLC Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the obligation of good faith and fair dealing. The Managing Member, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of an LLC Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the Managing Member only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the Managing Member under the Act.

(b) The Members agree that: (i) the Managing Member is acting for the benefit of the Company, the Members and the Managing Member’s unitholders collectively; (ii) notwithstanding any duty otherwise existing at law or in equity, in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of the Managing Member or its unitholders, on the other hand, the Managing Member may give priority to the separate interests of the Managing Member or the unitholders of the Managing Member (including, without limitation, with respect to tax consequences to Members, Assignees or the Managing Member’s unitholders), and, in the event of such a conflict, and any action or failure to act on the part of the Managing Member (or the Managing Member’s directors, officers or agents) that gives priority to the separate interests of the Managing Member or its unitholders that does not result in a violation of the contract rights of the Members under this Agreement does not violate the duty of loyalty or any other duty owed by the Managing Member to the Company and/or the Members or violate the obligation of good faith and fair dealing; and (iii) the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Company or any Member in connection with such decisions, except for liability for the Managing Member’s fraud, willful misconduct or gross negligence.

(c) Subject to its obligations and duties as Managing Member set forth in this Agreement and applicable law, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers, employees, representatives or agents. The Managing Member shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such officer, employee, representative or agent appointed by it in good faith.

(d) Any obligation or liability whatsoever of the Managing Member which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing Member or the Company only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the Managing Member’s directors, unitholders, officers, employees, representatives or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the Managing Member shall be liable or accountable in damages or otherwise to the Company, any Members, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the Managing Member solely as officers of the same and not in their own individual capacities.

(e) Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence on the part of the Managing Member, or pursuant to any express indemnities given to the Company by the Managing Member pursuant to any other written instrument, the Managing Member shall not have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as the Managing Member or for the debts or liabilities of the Company or the Company’s obligations hereunder, except pursuant to Section 15.1. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to Section 15.1 or any such express indemnity, no property or assets of the Managing Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

(f) To the extent that, under applicable law, the Managing Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, the Managing Member shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the Managing Member under the Act or otherwise existing under applicable law, are agreed by the Members to operate as an express limitation of any such duties and liabilities and to replace such other duties and liabilities of such Managing Member and further acknowledged and agreed that such provisions are fundamental elements to the agreement of the Members and the Managing Member to enter into this Agreement and without such provisions the Members and the Managing Member would not have entered into this Agreement.

(g) In exercising its authority under this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it, and any action or failure to act on the part of the Managing Member that does or does not take into account any such tax consequences that does not result in a violation of the contract rights of the Members under this Agreement does not violate the duty of loyalty or any other duty owed by the Managing Member to the Company and/or the Members or violate the obligation of good faith and fair dealing. The Managing Member and the Company shall not have any liability to any Member under any circumstances as a result of any income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement.

(h) Whenever in this Agreement the Managing Member (whether in its capacity as Managing Member or in any other capacity permitted under this Agreement, including, without limitation, as Liquidator) is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Company or the Members or any of them, and any such decision or determination made by the Managing Member that does not consider such interests or factors affecting the Company or the Members, or any of them, and that does not result in a violation of the contract rights of the Members under this Agreement does not violate the duty of loyalty or any other duty owed by the Managing Member to the Company and/or the Members, or (ii) in its “good faith” or under another expressed standard, the Managing Member shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the Managing Member is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The Managing Member’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with good faith reliance on the provisions of this Agreement and the obligation of good faith and fair dealing (as modified by the Agreement).

(i) The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement and the Act, the Managing Member shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any subsidiary of the Company, prepared or presented by any officer, employee or agent of the Managing Member, any agent of the Company or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the Managing Member, the Company or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(j) No director, officer or agent of the Managing Member shall have any duties directly to the Company or any Member. No director, officer or agent of the Managing Member shall be directly liable to the Company or any Member for money damages by reason of their service as such.

(k) Notwithstanding any other provision of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of Lineage REIT to continue to qualify as a REIT, (ii) for Lineage REIT otherwise to satisfy the REIT Requirements, (iii) for Lineage REIT to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any Managing Member Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Members and does not violate the duty of loyalty or any other duty or obligation, fiduciary or otherwise, of the Managing Member to the Company or any other Member.

(l) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s and its officers’ and directors’ liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member or such nominee or Affiliate for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.10 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 8.1 Limitation of Liability. No Member shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Member or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the Managing Member hereunder, no Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3 Outside Activities of Members. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Member or any of its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the Managing Member), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member, or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Members and their respective Affiliates shall be under no obligation to consider the separate interests of the Company or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Company or any other Members, or to any subsidiary of the Company, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Members in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4 Return of Capital. Except pursuant to any Unit Designation, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Unit Designation, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Members Relating to the Company.

(a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, the Managing Member shall deliver to each Member a copy of any information mailed or electronically delivered to all of the common stockholders of Lineage REIT as soon as practicable after such mailing.

(b) The Company shall notify any Member that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3(b) hereof immediately following the date such change becomes effective.

(c) Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members (or any of them), for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or the Managing Member or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

Section 8.6 Company Right to Call Company Common Units. Subject to the other provisions of this Section 8.6 but otherwise notwithstanding any other provision of this Agreement, if at any time any Member that is not the Managing Member holds Company Common Units: (a) on and after the date on which the aggregate Percentage Interests of the Company Common Units held by such Members are less than one percent (1%) of the outstanding Company Common Units, the Company shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Company Common Units held by such Members and (b) at any time a Holder holds less than fifty thousand (50,000) Company Common Units (as adjusted, if applicable, by the Adjustment Factor then in effect), the Company shall have the right in its sole discretion, but not the obligation to such Holders or Holder, from time to time and at any time to require that all or any portion of the outstanding Company Common Units held by such Holders or Holder be exchanged for an equal number of OP Common Units, by notice to such Holder that the Company has elected to exercise its rights under this Section 8.6. For the avoidance of doubt, the foregoing provisions of this Section 8.6 do not permit the Company to redeem any OPEUs without the consent of the Holder thereof.

Section 8.7 Rights as Objecting Member. No Member and no Holder of an LLC Interest shall be entitled to exercise any of the rights of an objecting stockholder provided for under Subchapter 9, Section 262 of the Delaware General Corporation Law or any successor statute in connection with a merger of the Company.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(a) The Managing Member shall keep or cause to be kept at the principal place of business of the Company those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5(a), Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b) The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Company Year. For purposes of this Agreement, “Company Year” means the fiscal year of the Company, which shall be the same as the tax year of the Company. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

(a) After the close of each Company Year, the Managing Member shall use commercially reasonable efforts to cause to be mailed to each Member of record as of the close of the Company Year, financial statements of the Company, or of the Managing Member or Lineage REIT if such statements are prepared solely on a consolidated basis with the Managing Member or Lineage REIT, for such Company Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

(b) After the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall use commercially reasonable efforts to cause to be mailed to each Member of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company for such calendar quarter, or of the Managing Member or Lineage REIT if such statements are prepared solely on a consolidated basis with the Managing Member or Lineage REIT, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

(c) The Managing Member shall have satisfied its obligations under Section 9.3(a) and Section 9.3(b) by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company, the Managing Member or Lineage REIT, provided that such reports are able to be printed or downloaded from such website, or by the filing with the SEC for public availability by Lineage REIT of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, containing the required information with respect to the Company, the Managing Member or Lineage REIT.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Members for Federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Managing Member with such information relating to the Contributed Properties as is readily available to the Members, including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The Managing Member shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 10.3 Partnership Representative.

(a) The Managing Member shall be the “partnership representative” of the Company under Code Section 6223 for federal income tax purposes (the “Partnership Representative”). The Partnership Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Partnership Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Partnership Representative in discharging its duties hereunder The Managing Member shall appoint an individual (the “Designated Individual”) through whom the Partnership Representative will act in accordance with Regulations Section 301.6223-1 and any other applicable IRS guidance. The Designated Individual is authorized to take any action the Partnership Representative is authorized to take under this Agreement. The Members shall promptly provide the Partnership Representative with such information as is readily available to the Members as may be reasonably requested by the Partnership Representative from time to time in connection with any tax audit or judicial review proceeding.

(b) The Partnership Representative is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Partnership Representative may expressly state that such agreement shall bind all Members;

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “Final Adjustment”) is mailed to the Partnership Representative, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to intervene in any action brought by any other Member for judicial review of a Final Adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(vi) to make an election under Code Section 6226; and

(vii) to take any other action on behalf of the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Partnership Representative and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 hereof shall be fully applicable to the Partnership Representative and the Designated Individual in their capacities as such.

(c) For tax years beginning before December 31, 2017, a “Tax Matters Partner,” as such term is defined in Section 6231(a)(7) of the Code (as in effect prior to the enactment of the Bipartisan Budget Act of 2015) and in any similar capacity under the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company, was appointed by the Managing Member. The Tax Matters Partner is the Managing Member. Except as otherwise provided in this Agreement, the Tax Matters Partner shall have all the rights, duties, powers and obligations of a “tax matters partner” under the Code (as in effect prior to the enactment of the Bipartisan Budget Act of 2015). The Tax Matters Partner shall not take any actions or make any elections contrary to the requirements of this Agreement without the Consent of the Managing Member and Members.

Section 10.4 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of Federal, state, local or foreign taxes that the Managing Member determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445, Code Section 1446, Code Section 1471, Code Section 1472, Code Section 6225 or Code Section 6232. Any amount withheld with respect to a Member pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Member, in excess of any amount actually withheld from a Member’s distributions, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within thirty (30) days after the affected Member receives written notice from the Managing Member that such payment must be made, provided that the Member shall not be required to repay such deemed loan if either (a) the Company withholds such payment from a distribution that would otherwise be made to the Member or (b) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Member receives written notice of such amount) until such amount is paid in full.

Section 10.5 Organizational Expenses. The Managing Member may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.6 Survival. Each Member’s obligations and the Company’s rights under this Article 10 shall survive the dissolution, liquidation, and winding up of the Company and, unless otherwise agreed by the Managing Member in its sole discretion, the Transfer of any LLC Interest.

ARTICLE 11

MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(a) No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No LLC Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11 and, if any additional terms and conditions are set forth in a Unit Designation applicable to such LLC Interest, in accordance with the terms and conditions set forth in this Article 11 and such additional terms and conditions set forth in the applicable Unit Designation. Any Transfer or purported Transfer of an LLC Interest not made in accordance with this Article 11 shall be null and void ab initio.

(c) No Transfer of any LLC Interest may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the Consent of the Managing Member; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the OP Units Amount any Company Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the OP Units Amount in this Section 11.1(c), “Company Units” shall mean all such Company Units in which a security interest is held by such lender).

Section 11.2 Transfer of Managing Member’s LLC Interest.

(a) Except as provided in this Section 11.2 or in a Unit Designation, and subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation, the Managing Member shall not voluntarily withdraw from the Company and shall not Transfer its Managing Member Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) other than solely an economic interest as a Member or Assignee without the Consent of the Members, which may be given or withheld by each such Member in its sole and absolute discretion. It is a condition to any Transfer of a Managing Member Interest otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2(b) and Section 11.2(c), but excluding any Transfer of solely an economic interest as a Member or Assignee) that: (i) coincident with such Transfer, the transferee is admitted as a Managing Member pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred LLC Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the LLC Interest so acquired and the admission of such transferee as a Managing Member.

(b) Certain Transactions of the Managing Member. Subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation and except as necessary or appropriate to give effect to those rights, the Managing Member may not (x) merge, consolidate or otherwise combine its assets with another entity, (y) sell all or substantially all of its assets not in the ordinary course of the Company’s business or (z) reclassify, recapitalize, repurchase or change any outstanding units of the Managing Member or other outstanding equity interests (in case of each of the foregoing clauses (x) through (z), other than in connection with a stock split, reverse stock split, stock dividend change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of the Lineage REIT’s stockholders) (each, a “Termination Transaction”) unless:

(i) the Termination Transaction has been approved by the Consent of the Managing Member and Members and, in connection with such Termination Transaction, all of the Members will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of REIT Shares generally are also provided such an opportunity), for each Company Common Unit or OPEU an amount of cash, securities and/or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding OP Units, each holder of Company Common Units or OPEUs shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Company Common Units or OPEUs would have received had its Company Common Units or OPEUs been exchanged for OP Units (and such OP Units been redeemed for REIT Shares pursuant to the OP Agreement) immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii) all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (B) Members that held Company Common Units or OPEUs immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges in the Surviving Company of such Members are at least as favorable as those in effect with respect to the Company Common Units and OPEUs immediately prior to the consummation of such transaction and as those applicable to any other members or non-managing members of the Surviving Company; and (D) the rights of such Members include at least one of the following: (I) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2(b)(i) or (II) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Company Common Units or OPEUs immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the OP Units.

(c) Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d) hereof), the Managing Member may Transfer all or any of its LLC Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the Managing Member, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Members. The provisions of Sections 11.2(b), 11.3, 11.4(a) and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2(d).

(d) In connection with any transaction permitted by Section 11.2(b) hereof, the relative fair market values shall be reasonably determined by the Managing Member as of the time of such transaction and, to the extent applicable, shall be no less favorable to the Members than the relative values reflected in the terms of such transaction.

(e) The Managing Member may not consummate (x) a Termination Transaction, (y) a merger, consolidation or other combination of the assets of the Company with another entity or (z) a sale of all or substantially all of the assets of the Company, in each case which transaction (a “Stockholder Vote Transaction”) is submitted for the approval of the holders of REIT Shares of Lineage REIT (a “Stockholder Vote”) unless: (i) the Managing Member first provides the Members with advance notice at least equal in time to the advance notice given to holders of REIT Shares in connection with such Stockholder Vote, (ii) in connection with such advance notice, the Managing Member provides the Members with written materials describing the proposed Stockholder Vote Transaction (which may consist of the proxy statement or registration statement used in connection with the Stockholder Vote) and (iii) the Stockholder Vote Transaction is approved by the holders of the Company Common Units and OPEUs (the “Company Vote”) at the same level of approval as required for the Stockholder Vote (for example, (x) if the approval of holders of outstanding REIT Shares entitled to cast a majority of the votes entitled to be cast on the matter is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of holders of outstanding Company Common Units and OPEUs (including votes deemed to be cast by the Managing Member) entitled to cast a majority of votes entitled to be cast on the matter will be required to approve the Stockholder Vote Transaction in the Company Vote or (y) if the approval of a majority of the votes cast by holders of outstanding REIT Shares present at a meeting of such holders at which a quorum is present is required to approve the Stockholder Vote Transaction in the Stockholder Vote, then the approval of a majority of the votes cast (including votes deemed to be cast by the Managing Member) by holders of outstanding Company Common Units and OPEUs present at a meeting of such holders at which a quorum is present will be required to approve the Stockholder Vote Transaction in the Company Vote). For purposes of the Company Vote, (i) each Member holding Company Common Units or OPEUs (other than the Managing Member or any of its Subsidiaries) shall be entitled to cast a number of votes equal to the total number of Company Common Units and OPEUs held by such Member as of the record date for the Stockholder Meeting, and (ii) the Managing Member and its Subsidiaries shall not be entitled to vote thereon and shall instead be deemed to have cast a number of votes equal to the sum of (x) the total number of Company Common Units and OPEUs held by the Managing Member as of the record date for the Stockholder Meeting divided by the Adjustment Factor then in effect plus (y) the total number of shares of unvested restricted REIT Shares with respect to which the Managing Member does not hold back-to-back Company Common Units and OPEUs as of the record date for the Stockholder Meeting, in proportion to the manner in which all outstanding REIT Shares were voted in the Stockholder Vote (for example, “For,” “Against,” “Abstain” and “Not Present”). Any such Company Vote will be taken in accordance with Section 14.3 below (including Section 14.3(b) thereof permitting actions to be taken by written consent without a meeting), mutatis mutandis to give effect to the foregoing provisions of this Section 11.2(e), except that, solely for purposes of determining whether a quorum is present at any meeting of the Members at which a Company Vote will occur, the Managing Member shall be considered to be entitled to cast at such meeting all votes that the Managing Member will be deemed to have cast in such Company Vote as provided in this Section 11.2(e).

Section 11.3 Members’ Rights to Transfer.

(a) General. Subject to any additional or contrary terms and conditions applicable to any LLC Interest pursuant to a Unit Designation, each Member, and each transferee of Company Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its LLC Interest to any Person, without the Consent of the Managing Member but subject to the provisions of Section 11.4 hereof, either (1) pursuant to a Permitted Transfer or (2) subject to satisfaction of each of the following conditions:

(i) Managing Member Right of First Refusal. The transferor Member (or the Member’s estate in the event of the Member’s death) shall give written notice of the proposed Transfer to the Managing Member, which notice shall state (A) the identity and address of the proposed transferee and (B) the amount and type of consideration proposed to be received for the Transferred Company Units. The Managing Member shall have ten (10) Business Days upon which to give the transferor Member notice of its election to acquire the Company Units on the terms set forth in such notice. If it so elects, it shall purchase the Company Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that in the event that the proposed terms involve a purchase for cash, the Managing Member may at its election deliver in lieu of all or any portion of such cash a note from the Managing Member payable to the transferor Member at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total distributions declared with respect to one (1) OP Unit for the four (4) preceding fiscal quarters of the Managing Member, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Member may Transfer such Company Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(ii) Qualified Transferee. Unless otherwise approved by the Managing Member in its sole discretion in writing, any Transfer of an LLC Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(iv) hereof may be to a separate Qualified Transferee.

(iii) Opinion of Counsel. The transferor Member shall deliver or cause to be delivered to the Managing Member an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the LLC Interests Transferred; provided, however, that the Managing Member may, in its sole discretion, waive this condition upon the request of the transferor Member. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Company or the Company Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 11.3 by a Member of LLC Interests.

(iv) Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (A) five hundred (500) Company Units or (B) all of the remaining Company Units owned by such Transferring Member, without, in each case, the Consent of the Managing Member; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Company Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(v) Exception for Permitted Transfers. The conditions of Section 11.3(a)(i) through Section 11.3(a)(iv) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred LLC Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the Consent of the Managing Member. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b) Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c) Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Company from being taxable as a corporation for Federal income tax purposes. In furtherance of the foregoing, except with the Consent of the Managing Member, no Transfer by a Member of its LLC Interests (including any other acquisition of Company Units by the Managing Member or any acquisition of Company Units by the Company) may be made to or by any Person if such Transfer could (i) result in the Company being treated as an association taxable as a corporation; (ii) result in a termination of the Company under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Company being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) or (v) based on the advice of counsel to the Company or the Managing Member, adversely affect the ability of Lineage REIT to continue to qualify as a REIT or subject Lineage REIT to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Members. Except as otherwise provided in a Unit Designation:

(a) No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. A transferee of a Member Interest may be admitted as a Substituted Member only with the Consent of the Managing Member. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Managing Member may require in its sole discretion to effect such Assignee’s admission as a Substituted Member.

(b) Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall update the Register and the books and records of the Company to reflect the name, address and number and class and/or series of Company Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Company Units of the predecessor of such Substituted Member.

(c) A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

(d) Notwithstanding the foregoing provisions of this Section 11.4 or any other provision of this Agreement to the contrary, any transferee of OPEUs pursuant to a Permitted Transfer shall be admitted as a Substituted Member at the request of the Member making such transfer.

Section 11.5 Assignees. If the Managing Member does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, or in the event that any LLC Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a membership interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Interest assigned to such transferee and the rights to Transfer the LLC Interest provided in this Article 11, but shall not be deemed to be a holder of an LLC Interest for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Interest on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further Transfer of any such LLC Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make a Transfer of a Member Interest.

Section 11.6 General Provisions.

(a) No Member may withdraw from the Company other than as a result of: (i) a permitted Transfer of all of such Member’s LLC Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Member; (ii) pursuant to an exchange of all of its LLC Interest pursuant to an Exchange under Section 15.1 hereof and/or pursuant to any Unit Designation or (iii) the acquisition by the Managing Member of all of such Member’s LLC Interest.

(b) Any Member who shall Transfer all of its Company Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to Exchange all of its OPEUs under Section 15.1 hereof and/or pursuant to any Unit Designation or (iii) to the Managing Member, shall cease to be a Member.

(c) If any Company Unit is Transferred in compliance with the provisions of this Article 11, or is Exchanged by the Company pursuant to Section 15.1 hereof, on any day other than the first (1st) day of a Company Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Company Unit for such Company Year shall be allocated to the transferor Member and, in the case of a Transfer other than an Exchange, to the transferee Member, by taking into account their varying interests during the Company Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member in its sole and absolute discretion. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, unless the Managing Member decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or Exchange occurs shall be allocated to the transferor Member if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Company Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Exchange shall be made to the transferor Member (as the case may be) and, in the case of a Transfer other than an Exchange, all distributions of Available Cash thereafter attributable to such Company Unit shall be made to the transferee Member.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of an LLC Interest by any Member (including any acquisition of Company Units by the Managing Member or any other acquisition of Company Units by the Company) be made: (i) to any Person who lacks the legal right, power or capacity to own an LLC Interest; (ii) in violation of applicable law; (iii) except with the Consent of the Managing Member, of any component portion of an LLC Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of an LLC Interest; (iv) in the event that such Transfer could cause either the Managing Member or any Managing Member Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the Managing Member, if such Transfer could, based on the advice of counsel to the Company or the Managing Member, cause a termination of the Company for Federal or state income tax purposes (except as a result of the Exchange (or acquisition by the Managing Member) of all OPEUs); (vi) if such Transfer could, based on the advice of legal counsel to the Company or the Managing Member, cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Exchange (or acquisition by the Managing Member) of all OPEUs); (vii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)) or result in a “prohibited transaction” (within the meaning of ERISA or the Code); (viii) if such Transfer could, based on the advice of legal counsel to the Company or the Managing Member, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA; (ix) if such Transfer requires the registration of such LLC Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the Managing Member, if such Transfer could (A) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (B) cause the Company to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (C) cause the Company to fail to qualify for at least one of the Safe Harbors; (xi) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or ERISA, each as amended. The Managing Member shall, in its sole discretion, be permitted to take all action necessary to prevent the Company from being classified as a “publicly traded partnership” under Code Section 7704.

(e) Except as otherwise provided in a Unit Designation, Transfers pursuant to this Article 11 may only be made on the first (1st) day of a fiscal quarter of the Company, unless the Managing Member otherwise Consents.

ARTICLE 12

ADMISSION OF MEMBERS

Section 12.1 Admission of Successor Managing Member. A successor to all of the Managing Member’s Managing Member Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor Managing Member in accordance with this Section 12.1, the transferor Managing Member shall be relieved of its obligations under this Agreement and shall cease to be a managing member of the Company without any separate Consent of the Members or the consent or approval of any other Members. Any such successor Managing Member shall carry on the business and affairs of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a Managing Member. Upon any such Transfer, the transferee shall become the successor Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member. Concurrently with, and as evidence of, the admission of a successor Managing Member, the Managing Member shall update the Register and the books and records of the Company to reflect the name, address and number and classes and/or series of Company Units of such successor Managing Member. In the event that the Managing Member withdraws from the Company, or transfers its entire LLC Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing Member of the Company, a Majority in Interest of the Members may elect to continue the Company by selecting a successor managing member in accordance with Section 13.1(a) hereof.

Section 12.2 Admission of Additional Members.

(a) A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Company Units after the Effective Date and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the Managing Member may require in its sole and absolute discretion in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall update the Register and the books and records of the Company to reflect the name, address and number and classes and/or series of Company Units of such Additional Member.

(b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the Consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the Consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c) If any Additional Member is admitted to the Company, or if an existing Member acquires an additional LLC Interest, on any day other than the first (1st) day of a Company Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Company Year shall be allocated among such Member and all other Holders by taking into account their varying interests during the Company Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Members occurs shall be allocated among all the Holders including such Additional Members, in accordance with the principles described in Section 11.6(c) hereof. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, if any, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

(d) Any Additional Member admitted to the Company that is an Affiliate of the Managing Member shall be deemed to be a “Managing Member Affiliate” hereunder and shall be reflected as such on the Register and the books and records of the Company.

Section 12.3 Amendment of Agreement and Certificate of Formation. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to update the Register, amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Limit on Number of Members. Unless otherwise permitted by the Managing Member in its sole and absolute discretion, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members that would cause the Company to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Company as a member of the Company or a managing member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member or a Managing Member.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business and affairs of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a) at any time that there are no Members, unless the business of the Company is continued in accordance with the Act;

(b) an election to dissolve the Company made by the Managing Member in its sole and absolute discretion, with or without the Consent of the Managing Member and Members; or

(c) entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act.

Section 13.2 Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member), include units in the Managing Member shall be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(ii) Second, to the satisfaction of all of the Company’s debts and liabilities to the Managing Member (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(iii) Third, to the satisfaction of all of the Company’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(iv) Fourth, to the Members in accordance with Article 5 and any Unit Designation.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

(b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

(d) In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(i) distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

(e) The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the Managing Member of the Company.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Company Units to the Members in the new partnership in accordance with their respective Capital Accounts in liquidation of the Company, and the new partnership is deemed to continue the business of the Company. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Member without compliance with the provisions of Section 11.4 or Section 13.3 hereof.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any LLC Interest set forth in a Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the Managing Member’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or Liquidator), and the Managing Member or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or Liquidator).

Section 13.6 Certificate of Cancellation. Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated, a Certificate of Cancellation shall be filed with the Office of the Secretary of State of Delaware under the Act, all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the Managing Member, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the Managing Member.

ARTICLE 14

PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Members. The actions requiring Consent of any Member or Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the Managing Member or by Members holding twenty-five percent (25%) or more of the LLC Interests held by Members and, except as set forth in Section 7.3(b) and Section 7.3(c) and subject to Section 7.3(d) and the rights of any Holder of any LLC Interest set forth in a Unit Designation, shall be approved by the Consent of the Managing Member and Members. Amendments to a Unit

Designation may also be proposed and approved in the manner set forth in the Unit Designation without complying with the foregoing. Following such proposal, the Managing Member shall submit to the Members entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Members. The Managing Member shall seek the consent, approval or vote of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Member, (a) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (b) the Members shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Managing Member.

Section 14.3 Actions and Consents of the Members.

(a) Meetings of the Members may be called only by the Managing Member to transact any business that the Managing Member determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of Members holding a majority of the Percentage Interests held by the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or in accordance with the procedure prescribed in Section 14.3(b) hereof.

(b) Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c) Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d) The Managing Member may set, in advance, a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e) Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s stockholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s stockholders.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Exchange of OPEUs for OP Common Units. At any time after [____], 2026:

(a) Each holder of OPEUs shall have the right (subject to the terms and conditions set forth herein) to require the Managing Member to exchange all or any number of the OPEUs held by such holder (OPEUs that have been tendered for exchange herein referred to as “Exchanged Units”) for OP Common Units in the Managing Member (an “Exchange”). Any Exchange shall be exercised pursuant to a Notice of Exchange delivered to the Managing Member by a holder of OPEUs when exercising the Exchange right (such holder, the “Contributing Holder”). In order to effect such Exchange, the Exchanged Units shall be deemed to be contributed in-kind to the Managing Member by the Contributing Holder effective upon the Specified Exchange Date in exchange for the deemed issuance to the Contributing Holder by the Managing Member of a number of OP Common Units equal to the OP Common Units Amount; and upon the making of such contribution the Managing Member shall issue such OP Common Units to such Contributing Holder. The Managing Member may elect to cause the Specified Exchange Date to be delayed for up to fifteen (15) Business Days to the extent required for the Managing Member to cause additional OP Common Units to be issued. The Contributing Holder shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the Managing Member’s view, to effect compliance with the Securities Act. A number of OP Common Units equal to the OP Common Units Amount shall be issued to the Contributing Holder by the

Managing Member as duly authorized, validly issued, fully paid (to the extent required under this Agreement) and, to the extent applicable, non-assessable OP Common Units upon the Exchange and, if applicable, free of any pledge, lien, encumbrance or restriction, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding any delay in such issuance or the recording thereof in the Managing Member’s register, the Contributing Holder shall be deemed the owner of such OP Common Units for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise all rights, as of the Specified Exchange Date. OP Common Units issued in any Exchange may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member determines to be necessary or advisable in order to ensure compliance with such laws.

(b) Notwithstanding anything herein to the contrary, with respect to any Exchange pursuant to this Section 15.1:

(i) All OPEUs deemed received by the Managing Member pursuant to Section 15.1(a) hereof shall automatically, and without further action required, be reclassified into and deemed to be a Managing Member Interest comprised of the same number of Company Common Units.

(ii) If the Specified Exchange Date occurs during the period after the Company Record Date with respect to a distribution and before the record date established by the Managing Member for a distribution to its partners of some or all of its portion of such Company distribution, the Contributing Holder shall pay to the Managing Member on the Specified Exchange Date an amount in cash equal to the portion of the Company distribution in respect of the Exchange OPEUs insofar as such distribution relates to the same period for which the Contributing Holder would receive a duplicative distribution in respect of such OP Common Units.

(iii) The deemed receipt of OPEUs by the Managing Member in any Exchange shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act, and if any such period would expire or terminate after the Specified Exchange Date, the Specified Exchange Date shall instead be the Business Day after the expiration or termination of such applicable waiting period.

(iv) The Contributing Holder shall continue to own all OPEUs subject to any Exchange, and be treated as a Member or an Assignee, as applicable, with respect to such OPEUs for all purposes of this Agreement, until the Specified Exchange Date. The Contributing Holder shall have no rights as a partner of the Managing Member with respect to the OP Common Units until the Specified Exchange Date.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member, or Assignee at the address set forth in the Register or such other address of which the Member shall notify the Managing Member in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

(a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b) The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Managing Member, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Member, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Company Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members holding such class or series of Company Units), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with restrictions in the OP Agreement shall be made and shall be effective only as provided in the OP Agreement.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b) Each Member hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Company’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement, including the Exhibits hereto, contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding the immediately preceding sentence, the Members hereby acknowledge and agree that the Managing Member, without the approval of any Member, may enter into side letters or similar written agreements with Members that are not Affiliates of the Managing Member, executed contemporaneously with the admission of such Member to the Company, affecting the terms hereof, as negotiated with such Member and which the Managing Member in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12 No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.13 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 15.14 No Rights as Unitholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Company Units any rights whatsoever as unitholders of the Managing Member, including without limitation any right to receive dividends or other distributions made to unitholders of the Managing Member or to vote or to consent or receive notice as unitholders in respect of any meeting of unitholders for the election of directors of the Managing Member or any other matter.

Section 15.15 REIT Subsidiary Ownership Restrictions.

(a) Ownership Limitations. During the period commencing on the REIT Qualification Date and prior to the Restriction Termination Date:

(i) Basic Restrictions.

(A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own LLC Interests in excess of the REIT Subsidiary Ownership Limit, and (2) No Excepted Holder shall Beneficially Own or Constructively Own LLC Interests in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially Own or Constructively Own Interests to the extent that such Beneficial Ownership or Constructive Ownership would result in any REIT Subsidiary being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including Beneficial Ownership or Constructive Ownership that would result in any REIT Subsidiary actually owning or constructively owning, determined in accordance with Sections 856(d)(2)(B) and 856(d)(5) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the REIT Subsidiary from such tenant would cause the REIT Subsidiary to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(ii) Transfer in Trust. If any event occurs or has occurred, or any transfer of LLC Interests is about to occur, which, if effective, would result in any Person Beneficially Owning or Constructively Owning LLC Interests in violation of Section 15.15(a)(i)(A) or Section 15.15(a)(i)(B):

(A) Then the LLC Interests the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 15.15(a)(i)(A) or Section 15.15(a)(i)(B) shall be automatically transferred to a Trust for the exclusive benefit of one or more Charitable Beneficiaries, as described in Section 15.15(i), effective as of the close of business on the Business Day immediately prior to the date of such transfer, and such Person shall acquire no rights in such LLC Interests; or

(B) If the transfer to the Trust described in Section 15.15(a)(ii)(A) would not be effective for any reason to prevent the violation of Section 15.15(a)(i)(A) or Section 15.15(a)(i)(B), then the transfer of the LLC Interests that otherwise would cause any Person to violate Section 15.15(a)(i)(A) or Section 15.15(a)(i)(B) shall be void ab initio, and the intended transferee shall acquire no rights in such LLC Interests.

(C) In determining which LLC Interests are to be transferred to a Trust in accordance with this Section 15.15(a)(ii) and Section 15.15(i) hereof, LLC Interests shall be so transferred to a Trust in such manner as minimizes the aggregate value of the LLC Interests that are transferred to the Trust (except as provided in Section 15.15(f)) and, to the extent not inconsistent therewith, on a pro rata basis.

(D) To the extent that, upon a transfer of LLC Interests pursuant to this Section 15.15(a)(ii), a violation of any provision of Section 15.15(a)(i) would nonetheless be continuing, then LLC Interests shall be transferred to that number of Trusts, each having a Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of Section 15.15(a)(i) hereof.

(b) Remedies for Breach. If the Managing Member shall at any time determine in good faith that a transfer or other event has taken place that results in a violation of Section 15.15(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any LLC Interests in violation of Section 15.15(a) (whether or not such violation is intended), the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including refusing to give effect to such transfer pursuant to this Agreement or in the records of the Company, or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of Section 15.15(a) shall automatically result in the transfer to the Trust described above, and, where applicable, such transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Managing Member.

(c) Notice of Restricted Transfer. Any Person that acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of LLC Interests that will or may violate Section 15.15(a)(i) or any Person that would have owned LLC Interests that resulted in a transfer to the Trust pursuant to the provisions of Section 15.15(a)(ii) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on any REIT Subsidiary’s status as a REIT.

(d) Owners Required To Provide Information. From the REIT Qualification Date and prior to the Restriction Termination Date:

(i) Each Person that owns LLC Interests shall, within a reasonable time after demand, provide to the Company the name and address of such owner, the LLC Interests Beneficially Owned, a description of the manner in which such LLC Interests are held, and such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on any REIT Subsidiary’s status as a REIT or Domestically Controlled Qualified Investment Entity, or to ensure compliance with the REIT Subsidiary Ownership Limit; and

(ii) Each Person that is a Beneficial Owner or Constructive Owner of LLC Interests and each Person that holds LLC Interests for a Beneficial Owner or Constructive Owner shall, within a reasonable time after demand, provide to the Company such information as the Company may request in order to determine any REIT Subsidiary’s status as a REIT or Domestically Controlled Qualified Investment Entity, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance, or to ensure compliance with the REIT Subsidiary Ownership Limit.

(e) Remedies Not Limited. Nothing contained in this Section 15.15 shall limit the authority of the Managing Member to take such other action as it deems necessary or advisable to protect any REIT Subsidiary’s status as a REIT or to assist the Company, any REIT Subsidiary and their owners in preserving the REIT Subsidiary’s status as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 15.15, or any definition contained in this Agreement, the Managing Member shall have the power to determine the application of the provisions of this Section 15.15 or any such definition with respect to any situation based on the facts known to it. In the event this Section 15.15 requires an action by the Managing Member and this Agreement fails to provide specific guidance with respect to such action, the Managing Member shall determine the action to be taken so long as such action is not contrary to the provisions of this Agreement. If a Person would have (but for the remedies set forth in this Section 15.15) acquired Beneficial Ownership or Constructive Ownership of LLC Interests in violation of Section 15.15(a), such remedies (as applicable) shall apply first to the LLC Interests which, but for such remedies, would have been actually owned by such Person, and second to LLC Interests which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such LLC Interests based upon the relative number of the LLC Interests held by each such Person.

(g) Exceptions and Cooperation.

(i) The Managing Member, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the limits set forth in Section 15.15(a)(i)(A), or may establish or increase an Excepted Holder Limit for such Person, if the Managing Member determines, based on such representations and undertakings from such Person to the extent required by the Managing Member and as are reasonably necessary to ascertain that such exemption will not cause such Person to violate Section 15.15(a)(i)(B).

(ii) The Members, the Managing Member and the Company agree that, in the event any Member would like to modify its Excepted Holder Limit, the Members, the Managing Member and the Company shall reasonably cooperate to amend such Excepted Holder Limit; provided, however, that such cooperation shall not require the Company, the Managing Member or any Member to agree to allow any REIT Subsidiary to accrue gross income in a taxable year that does not qualify under Section 856(c)(2) of the Code in excess of 0.5% of the REIT Subsidiary’s gross income for such taxable year or take any action that could otherwise jeopardize the REIT Subsidiary’s status as a REIT.

(iii) Subject to Section 15.15(a)(i)(B) and this Section 15.15(g)(iii), the Managing Member may from time to time increase (or decrease) the REIT Subsidiary Ownership Limit for one or more Persons and decrease (or increase) the REIT Subsidiary Ownership Limit for all other Persons. No decreased REIT Subsidiary Ownership Limit will be effective for any Person whose percentage of capital or profits interest in the Company is in excess of such decreased REIT Subsidiary Ownership Limit until such time as such Person’s percentage of capital or profits interest in the Company equals or falls below the decreased REIT Subsidiary Ownership Limit; provided, however, that any further acquisition of LLC Interests by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 15.15(g)(i) or an Excepted Holder) in excess of the LLC Interests owned by such Person on the date the decreased REIT Subsidiary Ownership Limit became effective will be in violation of the REIT Subsidiary Ownership Limit. No increase to the REIT Subsidiary Ownership Limit may be approved if the new REIT Subsidiary Ownership Limit (taking into account any then-existing Excepted Holder Limits to the extent appropriate as determined by the Managing Member) would allow five or fewer Individuals to Beneficially Own, in the aggregate, more than 49.0% of the capital or profits interests in the Company.

(h) Legend. Each certificate representing LLC Interests (if the LLC Interests are certificated) shall bear substantially the following legend, in addition to any other legends required by applicable law or otherwise deemed appropriate by the Managing Member in its sole discretion:

“The LLC Interests represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and transfer for the purpose of each REIT Subsidiary’s maintenance of its status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Company’s governing operating agreement, (i) no Person may

Beneficially Own or Constructively Own in excess of a 9.8% capital interest or profits interest in the Company unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) and (ii) no Person may Beneficially Own or Constructively Own LLC Interests that would result in any REIT Subsidiary being “closely held” under Section 856(h) of the Code or otherwise cause the REIT Subsidiary to fail to qualify as a REIT. Any Person that Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own LLC Interests that cause or will cause a Person to Beneficially Own or Constructively Own LLC Interests in excess or in violation of the above limitations must immediately notify the Company. If any of the restrictions on transfer or ownership are violated, the LLC Interests, or a portion thereof, represented hereby will be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend and not defined in this legend have the meanings set forth in the Company’s governing operating agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of LLC Interests on request and without charge. Requests for such a copy may be directed to the Company at its principal office.”

Instead of the foregoing legend, any certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge

(i) Transfer of Interests in Trust.

(i) Ownership in Trust. Upon any purported transfer or other event described in Section 15.15(a)(ii) that would result in a transfer of LLC Interests to a Trust, such LLC Interests shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day immediately prior to the purported transfer or other event that results in the transfer to the Trust pursuant to Section 15.15(a)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 15.15(i)(vi).

(ii) Status of LLC Interests Held by the Trustee. LLC Interests held by the Trustee shall be issued and outstanding LLC Interests of the Company. The Prohibited Owner shall have no rights in LLC Interests held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any LLC Interests held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the LLC Interests held in the Trust.

(iii) Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to LLC Interests held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the LLC Interests have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to LLC Interests held in the Trust and, subject to Maryland law, effective as of the date that the LLC Interests have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the LLC Interests have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action or other action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 15.15, until the Company has received notification that LLC Interests have been transferred into a Trust, the Company shall be entitled to rely on its LLC Interest transfer and other records for purposes of determining Member entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(iv) Sale of LLC Interests by Trustee. Within twenty (20) days of receiving notice from the Company that the LLC Interests have been transferred to the Trust, the Trustee shall sell (subject to the remaining provisions of this Section 15.15) all of the LLC Interests transferred to the Trust to any other Person that is not a Prohibited Owner. Such LLC Interests shall be sold for such consideration and on such other terms as the Managing Member determines in its sole discretion. Upon such sale, the interest of the Charitable Beneficiary in the LLC Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 15.15(i)(iv). The Prohibited Owner shall receive an amount equal to (1) the lesser of (x) the price paid by the Prohibited Owner for the LLC Interests or, if the Prohibited Owner did not give value for the LLC Interests in connection with the event causing the LLC Interests to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the fair market value (as determined by the Managing Member in good faith) of the LLC Interests on the day of the event causing the LLC Interests to be held in the Trust and (y) the price received by the Trustee (net of any commissions and other expenses of sale, including costs and expenses incurred by the Company, the Managing Member and their respective Affiliates) from the sale or other disposition of the LLC Interests held in the Trust, less (2) the aggregate amount of all of the Company’s expenses in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Company, the Managing Member and/or their respective Affiliates), which the Trustee will pay to the Company prior to any distribution of funds to the Prohibited

Owner. The Trustee may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 15.15(i)(iii). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that LLC Interests have been transferred to the Trustee, such LLC Interests are transferred by a Prohibited Owner, then (i) such LLC Interests shall be deemed to have been transferred on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such LLC Interests that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 15.15(i)(iv), such excess shall be paid to the Trustee upon demand.

(v) Purchase Right in LLC Interests Transferred to the Trustee. LLC Interests transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price equal to (1) the lesser of (x) the price in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the fair market value (as determined by the Managing Member in good faith) at the time of such devise or gift) and (y) the fair market value (as determined by the Managing Member in good faith) on the date the Company, or its designee, accepts such offer, less (2) the aggregate amount of all of the expenses of the Company, the Managing Member and their respective Affiliates in connection with each of the purported transfer to the Prohibited Owner and the transfer by the Trust (including in each case, but not limited to, the legal and accounting fees incurred by the Company, the Managing Member and/or their respective Affiliates), which the Trustee will pay to the Company prior to any distribution of funds to the Prohibited Owner. The Company may also reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 15.15(i)(iii). The Company, or its designee, shall pay the amount of any such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company, or its designee, shall have the right to accept such offer until the Trustee has sold the LLC Interests held in the Trust pursuant to Section 15.15(i)(iv). Upon such a sale to the Company or its designee, the interest of the Charitable Beneficiary in the LLC Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale, after the deductions contemplated above, to the Prohibited Owner.

(vi) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the LLC Interests held in the Trust would not violate the restrictions set forth in Section 15.15(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(vii) Facilitating Amendments at Managing Member’s Discretion. Notwithstanding anything to the contrary in this Agreement, in the event of any transfers to or by a Trust in accordance with this Section 15.15(i), the Managing Member shall be entitled, in its sole discretion and without the consent or agreement of any other Member, to make such amendments to this Agreement as it deems necessary from time to time in order to reflect that the Trust(s) or any subsequent transferees may not assume all of the obligations attaching to the subject LLC Interests, including the obligations to make Capital Contributions.

(j) Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 15.15.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

COMPANY:	LINEAGE LOGISTICS HOLDINGS, LLC

By: Lineage OP, LP
Its: Managing Member

By: Lineage, Inc.
Its: Managing Member

By:
Name:
Its:

MEMBERS:	LINEAGE OP, LP

By: Lineage, Inc.
Its: Managing Member

By:
Name:
Its:

[Lineage Logistics Holdings, LLC Ninth Amended and Restated Operating Agreement – Signature Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with effect as of the Effective Date.

MEMBERS: BG MAVERICK, LLC

By:
Name:
Its:

[Lineage Logistics Holdings, LLC Ninth Amended and Restated Operating Agreement – Signature Page]

EXHIBIT A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on [ ] is 1.0 and (b) on [ ] (the “Company Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 OP Units issued and outstanding.

Example 1

On the Company Record Date, the Managing Member declares a distribution on its outstanding OP Units in OP Units. The amount of the distributions is one OP Units paid in respect of each OP Units owned. Pursuant to Paragraph (a) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the distribution is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock distribution is declared is 2.0.

Example 2

On the Company Record Date, the Managing Member distributes options to purchase OP Units to all holders of its OP Units. The amount of the distribution is one option to acquire one OP Unit in respect of each OP Unit owned. The strike price is $4.00 a unit. The Value of an OP Unit on the Company Record Date is $5.00 per unit. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Company Record Date, the Managing Member distributes assets to all holders of its OP Units. The amount of the distribution is one asset with a fair market value (as determined by the Managing Member) of $1.00 in respect of each OP Unit owned. It is also assumed that the assets do not relate to assets received by the Managing Member pursuant to a pro rata distribution by the Company. The Value of an OP Unit on the Company Record Date is $5.00 a unit. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

A-1

EXHIBIT B

NOTICE OF EXCHANGE

To:	Lineage Logistics Holdings, LLC

46500 Humboldt Drive

Novi, Michigan 48377

The undersigned Member or Assignee hereby irrevocably tenders for Exchange [insert number] OPEUs in Lineage Logistics Holdings, LLC in accordance with (1) the terms of the Ninth Amended and Restated Operating Agreement of Lineage Logistics Holdings, LLC, dated as of [ ], 2024 (the “Agreement”), and (2) the Exchange rights referred to therein. The undersigned Member or Assignee:

(a)

agrees (i) that such uncertificated OPEUs will be deemed to have been surrendered at the closing of the Exchange and (ii) to furnish to the Managing Member, prior to the Specified Exchange Date, the documentation, instruments and information required under Section 15.1(a) of the Agreement;

(b)	directs that the number of OP Common Units deliverable upon the closing of such Exchange be issued to the undersigned Member or Assignee;

(c)	represents, warrants, certifies and agrees that:

(i)	the undersigned Member or Assignee is a Qualifying Party,

(ii)

the undersigned Member or Assignee has, and at the closing of the Exchange will have, good, marketable and unencumbered title to such OPEUs, free and clear of the rights or interests of any other person or entity,

(iii)	the undersigned Member or Assignee has, and at the closing of the Exchange will have, the full right, power and authority to surrender such OPEUs as provided herein, and

(iv)	the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such surrender; and

(d)	acknowledges that it will continue to own such OPEUs until the Specified Exchange Date pursuant to Section 15.1(a) of the Agreement.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

B-1

Dated:

Name of Member or Assignee

(Signature of Member or Assignee)

(Street Address)

(City) (State) (Zip Code)

B-2

EXHIBIT C

UNIT DESIGNATION – SERIES A PREFERRED UNITS

[Omitted – separately filed]

C-1